Exhibit 10.16

FIDELIS INSURANCE HOLDINGS LIMITED

2015 NON-QUALIFIED SHARE OPTION PLAN

FIDELIS INSURANCE HOLDINGS LIMITED

2015 NON-QUALIFIED SHARE OPTION PLAN

1.	PURPOSE	1

2.	ADMINISTRATION OF THE PLAN	1

3.	OPTION SHARES	1

4.	AUTHORITY TO GRANT OPTIONS	2

5.	OPTION AGREEMENTS	3

6.	ELIGIBILITY	3

7.	EXERCISE PRICE	3

8.	DURATION AND EXERCISABILITY OF OPTIONS	3

9.	EXERCISE OF OPTIONS	3

10.	NON-TRANSFERABILITY OF OPTIONS	4

11.	TERMINATION OF EMPLOYMENT OR INVOLVEMENT OF OPTIONEE WITH THE COMPANY	4

12.	REQUIREMENTS OF LAW	5

13.	NO RIGHTS AS SHAREHOLDER	6

14.	NO EMPLOYMENT OBLIGATION	6

15.	CHANGES IN THE COMPANY’S CAPITAL STRUCTURE	6

16.	DEFINITIONS	8

17.	AMENDMENT OR TERMINATION OF PLAN	12

18.	GRANTS TO OPTIONEES RESIDENT OF CERTAIN JURISDICTIONS	12

19.	WITHHOLDING TAXES	13

20.	GOVERNING LAW; CONSTRUCTION	13

21	EFFECTIVE DATE OF THE PLAN	14

2015 NON-QUALIFIED SHARE OPTION PLAN

1.     PURPOSE

The purpose of this Fidelis Insurance Holdings Limited 2015 Non-Qualified Share Option Plan (the “Plan”) is to provide an incentive to officers and employees of Fidelis Insurance Holdings Limited, a Bermuda exempted company (the “Company”) and its Subsidiaries to continue their association with the Company and its Subsidiaries by providing opportunities for such persons to participate in the ownership of the Company and in its further growth, and to offer an additional inducement in obtaining the services of such persons. Capitalized terms not defined elsewhere in the document are defined in Section 16.

2.     ADMINISTRATION OF THE PLAN

(a) The Plan shall be administered by the compensation committee of the Board (the “Committee”) or such individuals or Directors who shall from time to time be designated by the Board.

(b) The Committee shall, from time to time, report to the Board the names of employees or other persons to whom Options are granted, the number of shares covered by each Option and the terms and conditions of each such Option.

(c) The Committee shall have the authority, in its sole and absolute discretion, to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, and to construe and interpret the Plan, the rules and regulations, and the instruments evidencing Options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option in the manner and to the extent it deems necessary to carry out the intent of the Plan. All decisions, determinations and interpretations of the Committee shall be final, binding and conclusive on all Optionees. No member or former member of the Committee shall be liable for any action, failure to act or determination made in good faith with respect to the Plan, any Option Agreement or any Option hereunder.

3.     OPTION SHARES

(a) Options may be granted under the Plan to acquire Common Shares. The total number of Common Shares for which Options may be granted under the Plan (the “Option Pool”) shall not exceed in the aggregate 2% of the Fully Diluted Share Capital; provided, however, such aggregate number of shares shall be subject to adjustment in accordance with the provisions of this Section 3(a) and Section 15. For purposes of the immediately preceding sentence, the number of Common Shares subject to (i) time-vested Options shall reduce the Option Pool on a one-for-one basis at the time of grant of the Option and (ii) performance-vested Options shall reduce the Option Pool at the time of grant of the Option on a one-for-one basis based on the number of Common Shares subject to the Options which shall vest based on achievement of the performance conditions at the target-level of performance (as determined by the Committee) at the time of grant; provided that if any performance-vested Options vest at a level of performance in excess of target, the number of Common Shares for which the Options may be exercised that are in excess of the number of Common Shares for which the Option may be exercised at the target-level of performance (the “Excess Common Shares”) will reduce the Option Pool at the time of vesting on a one-for-one basis. If, there is an insufficient number of Common Shares in the Options Pool to satisfy all of the Excess Common Shares (the amount of such deficiency, the “Pool Deficiency”), at the time of vesting of such performance-vested Options, the Option Pool shall be automatically increased by the amount of the Pool Deficiency (and the Board, to the extent necessary, shall take such action to ensure the availability of Common Shares under the Plan to satisfy the Pool Deficiency). In the event that any outstanding Option shall be forfeited (which for performance-vested Options, shall not include any Options which did not vest as a result of a failure to achieve the performance conditions that are in excess of the target-level of performance (as determined by the Committee at the time of grant)), be cancelled or expire for any reason or shall terminate or cease to be exercisable by reason of the death or termination of employment of the Optionee, the surrender of such Option, or any other cause (such event “Option Forfeiture”), the Common Shares allocable to the unexercised portion of such Option shall be returned to the Option Pool and shall again become available for the granting of Options under the Plan. Notwithstanding the foregoing, Common Shares surrendered or withheld as payment of the exercise price, if any, in respect of Options and/or withholding taxes in respect of Options shall no longer be available for grant under the Plan.

(b) Grant of DERs. Subject to the other terms of the Plan, the Committee shall authorize the granting of DERs to Optionees, to be credited as of the dividend payment dates, during a specified period determined by the Committee. Such DERs shall be converted to cash by such formula and at such time and subject to such limitation as may be determined by the Committee (unless otherwise provided by the Committee, the DER’s will be accumulated until the Options are vested (provided that if the Options subject to performance-vesting conditions vest at a level of performance in excess of target, the value of previously accumulated DERs will increase by the fraction where the numerator is the total number of performance-vested Options which vested and the denominator is the total number of Options which would have vested if performance conditions were achieved at target level), at which point the applicable cash payment will be made to the Optionee, and, thereafter, DER payments (including with respect to any Excess Common Shares) will be paid concurrently with the time dividends on Common Shares are paid to shareholders). If a DER is granted in respect of an Option granted hereunder, then, unless otherwise stated in the Option Agreement, or, in the appropriate case, as determined by the Committee, in no event shall the DER be in effect for a period beyond the time during which the applicable related portion of the underlying Option has been exercised or otherwise settled, or has expired, been forfeited or otherwise lapsed, as applicable.

4.     AUTHORITY TO GRANT OPTIONS

The Committee may from time to time in its sole discretion grant to such eligible officers, directors and key employees an Option or Options to buy a stated number of Common Shares under the terms and conditions of the Plan. Subject only to any applicable limitations set forth elsewhere in the Plan, the number of Common Shares to be covered by any Option shall be as determined by the Committee.

5.     OPTION AGREEMENTS

Each Option granted hereunder shall be for such number of Common Shares, and otherwise subject to such terms and conditions, as the Committee shall determine and specify in a written or electronic option agreement (an “Option Agreement”), which may be in the form of the Option Agreement attached hereto as Exhibit A or such other form not inconsistent with the Plan as the Committee may determine. Each Option Agreement shall be signed by the Optionee and by a duly authorized officer of the Company.

6.     ELIGIBILITY

Officers and employees of the Company and its Subsidiaries who have contributed or may be expected to contribute materially to the success of the Company or a Subsidiary shall be eligible to be granted Options under the Plan.

7.     EXERCISE PRICE

Each Option granted under the Plan shall be in the form of a nil-cost Option.

8.     DURATION AND EXERCISABILITY OF OPTIONS

Subject to Section 11 of the Plan, the duration of any Option shall be established by the Committee and shall be set forth in the Option Agreement, but no Option shall be exercisable after the expiration of ten (10) years from the date such Option is granted. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Committee.

9.     EXERCISE OF OPTIONS

(a) Vested Options may be exercised by the delivery of (i) written notice to the Company setting forth the number of Common Shares with respect to which the Option is to be exercised, (ii) payment of any applicable taxes required to be withheld with respect to such shares (collectively, the “Exercise Payment”), and (iii) a Joinder Agreement in form and substance satisfactory to the Company, pursuant to which the Optionee agrees to be bound by any Shareholders’ Agreement then in effect and, if applicable, a spousal consent by which the Optionee’s spouse consents and agrees to the terms of such Shareholders’ Agreement. The Exercise Payment shall be paid (A) in cash, (B) by certified check payable to the order of the Company, (C) as provided in an Option Agreement, (D) as set forth in Section 19, or (E) in such other form as may be approved by the Committee in its sole discretion. The exercise notice shall be delivered in person to the Secretary of the Company or shall be sent by registered mail return receipt requested, to the Secretary of the Company, in which case delivery shall be deemed made on the date such notice is received.

(b) As promptly as practicable after the receipt by the Company of (i) written notice from the Optionee setting forth the number of Common Shares with respect to which such Option is to be exercised, (ii) payment of the Exercise Payment for such shares, and (iii) execution and delivery of any Joinder Agreement necessary for the Optionee and, if applicable his or her spouse, to become a party to, or to consent to, as applicable, the Shareholders’

Agreement, the Company shall cause to be delivered to such Optionee a certified copy of the register of shareholders of the Company reflecting the number of paid-up, non-assessable Common Shares with respect to which such Option has been so exercised.

10.     NON-TRANSFERABILITY OF OPTIONS

Options shall not be transferable by the Optionee other than by will or the laws of descent and distribution and Options may be exercised, during the lifetime of the Optionee, only by the Optionee or, in the event of Optionee’s legal incapacity, by his or her legal representatives. Except to the extent provided above, Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void and of no force or effect.

11.     TERMINATION OF EMPLOYMENT OR INVOLVEMENT OF OPTIONEE WITH THE COMPANY

For purposes of the Plan, a Person serving as an independent contractor of the Company or any Subsidiary of the Company shall be considered “employed” by the Company and termination of such relationship shall be considered termination of such person’s employment. Unless otherwise specifically provided in an Option Agreement, no portion of an Option will vest after Optionee’s employment with the Company and its Subsidiaries is terminated for any reason.

Except as may be otherwise set forth in an Option Agreement:

(a) Each Option shall expire on the earlier of (i) the expiration date specified in the Option Agreement and (ii) ten (10) years from the date such Option is granted, but shall be subject to earlier termination as provided below in this Section 11 or in the Option Agreement.

(b) Subject to clauses (c), (d) and (e) below, or as otherwise set forth in an Option Agreement, if an Optionee’s employment with the Company and its Subsidiaries is terminated for any reason, then (i) with respect to (A) any Option that is subject to time-based vesting, with respect to the then-current vesting period, a pro-rata portion of the Option will become immediately vested and exercisable and (B) any Option that is subject to performance-based vesting, the relevant performance criteria will be assessed at the time of the Optionee’s termination of employment (and shall vest to the extent such criteria are satisfied) and (ii) the Optionee’s Option shall expire (A) on the date of such termination of employment with respect to the unvested portion thereof and (B) with respect to the vested portion of the Option on the date which is the earlier of (i) the expiration of the date described in Section 11(a), and (ii) 90 days following termination of employment of the Optionee, but if the Optionee is prohibited from exercising the Option by reason of a Qualifying IPO underwriting agreement, on the day following the Lock-Up End Date.

(c) If an Optionee’s employment with the Company and its Subsidiaries is terminated voluntarily by the Optionee, then the Optionee’s Option shall expire on the date of such termination of employment with respect to the unvested portion thereof and, with respect to the vested portion of the Option on the date which is the earlier of (i) the expiration of the date described in Section 11(a), and (ii) 90 days following termination of employment of the Optionee, but if the Optionee is prohibited from exercising the Option by reason of a Qualifying IPO underwriting agreement, on the day following the Lock-Up End Date.

(d) If an Optionee’s employment with the Company and its Subsidiaries is terminated by the Company for Cause, then the Optionee’s Option shall be deemed to have expired on the day immediately prior to the date of such termination of employment with respect to the vested and the unvested portion of the Option.

(e) If an Optionee’s employment with the Company and its Subsidiaries terminates on account of death or Disability, then (i) with respect to (A) any Option that is subject to time-based vesting, with respect to the then-current vesting period, a pro-rata portion of the Option will become immediately vested and exercisable and (B) any Option that is subject to performance-based vesting, the relevant performance criteria will be assessed at the time of the Optionee’s termination of employment on account of death or Disability (and shall vest to the extent such criteria are satisfied) and (ii) the Optionee’s Option shall expire (A) on the date of such termination of employment with respect to the unvested portion thereof and (B) with respect to the vested portion of the Option on the date which is the earlier of (i) the expiration of the date described in Section 11(a), and (ii) 180 days following termination of employment of the Optionee, but if the Optionee is prohibited from exercising the Option by reason of a Qualifying IPO underwriting agreement, on the day following the Lock-Up End Date.

12.     REQUIREMENTS OF LAW

The Company shall not be required to sell or issue any Common Shares upon the exercise of any Option if the issuance of such shares shall constitute or result in a violation by the Optionee or the Company of any provisions of any law, statute or regulation of any government authority. Specifically, in connection with the Securities Act (and any applicable state securities or “blue sky” law (a “Blue Sky Law”) or the securities law of any applicable jurisdiction, upon exercise of any Option the Company shall not be required to issue such shares unless the Committee has received evidence satisfactory to it to the effect that such issuance is exempt from the registration requirements of the Securities Act, Blue Sky Laws or the securities laws of any other applicable jurisdiction, and the holder of such Option will not transfer such shares except pursuant to a registration statement in effect under the Securities Act, Blue Sky Laws or the securities laws of any applicable jurisdiction unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration and compliance is not required. Any such determination by the Committee shall be final, binding and conclusive. The Company shall not be obligated to take any action in order to cause the exercise of an Option or the issuance of Common Shares pursuant thereto to comply with any law or regulations of any governmental authority, including, without limitation, the Securities Act or applicable Blue Sky Law.

Notwithstanding any other provision of the Plan to the contrary, the Company may refuse to permit any transfer of Common Shares or of any Option if in the opinion of its legal counsel such transfer would violate any non-U.S., or U.S. federal or state securities laws or subject the Company to liability thereunder. Any sale, assignment, transfer, pledge or other disposition of Common Shares received upon exercise of any Option (or any other shares or securities derived therefrom) or of any Option which is not in accordance with the provisions of this Section 12 shall be void and of no effect and shall not be recognized by the Company.

If certificated, the Committee may cause any certificate representing Common Shares acquired upon exercise of an Option (and any other shares or securities derived therefrom) to bear a legend to the effect that the securities represented by such certificate have not been registered under the Securities Act, as amended, any applicable state securities laws, or the securities laws of any other applicable jurisdiction, and may not be sold, assigned, transferred, pledged or otherwise disposed of except in accordance with the Plan and applicable agreements binding the Holder and the Company or any of its shareholders.

13.     NO RIGHTS AS SHAREHOLDER

Without limiting an Optionee’s rights under Section 3(b), no Optionee shall have any rights as a shareholder with respect to shares covered by his or her Option until the date of issuance of a share certificate for such shares (if certificated) or the date on which the Company updates the register of shareholders reflecting such issuance. Except as otherwise provided in Section 15, no adjustment for dividends or otherwise shall be made if the record date therefor is prior to the date of issuance of such certificate (if certificated) to the Optionee or the date on which the Company updated the register of shareholders reflecting such issuance.

14.     NO EMPLOYMENT OBLIGATION

The granting of an Option shall not impose upon the Company or any Subsidiary any obligation to employ or continue to employ any Optionee, or to engage or retain the services of any person, and the right of the Company or any Subsidiary to terminate the employment or services of any person or reduce the rate of compensation for such person shall not be diminished or affected by reason of the fact that an Option has been granted to him or her. The existence of an Option shall not be taken into account in determining any damages relating to termination of employment or services for any reason.

15.     CHANGES IN THE COMPANY’S CAPITAL STRUCTURE

(a) Subject to the provisions of this Section 15, the existence of outstanding Options shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all subdivisions, splits, combinations or consolidations of shares of capital stock of the Company (including, the Common Shares) or the payment of a dividend in cash, Common Shares or other securities of the Company, adjustments, recapitalizations, reclassifications, reorganizations or other changes in the Company’s capital structure or its business or any merger or consolidation of the Company or any issuance of bonds, debentures, preferred or preference stock, whether or not convertible into or exchangeable or exercisable for Common Shares or other securities, ranking prior to or pari passu with the Common Shares or affecting the rights thereof, or warrants, rights or options to acquire the same, or the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business of the Company or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Subject to the provisions of Section 15(d) of the Plan, the number of Common Shares in the Option Pool (less the number of shares theretofore delivered upon exercise of Options), the kind of security subject to an Option, and the number of Common Shares covered by any outstanding Option shall be equitably and appropriately adjusted by the Board in the event that, (x) all of the outstanding Common Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of Common Shares, or dividends payable in Common Shares or other extraordinary cash or non-cash dividend or distribution (other than a distribution in redemption of Common Shares) or (y) the Company shall, at any time after the Issue Date, issue or sell Common Shares (other than any Common Shares issued or issuable pursuant to any Additional Closings, the exercise or vesting of any Founder Investor Warrants, or any Additional Warrants, any Future Management Warrants, any Future Ratchet Warrants, the Management Basic Warrants, the Ratchet Warrants, or the conversion of any Preference Shares or any awards granted under the Plan) without consideration or for consideration per Common Share less than the Fair Market Value per Common Share prevailing on the date immediately prior to the announcement or issuance of the additional Common Shares (whichever is earlier). Notwithstanding the generality of the foregoing, in the event additional Common Shares of the Company are issued on, or prior to, the first anniversary of the Effective Date, then the number of Common Shares subject to the Option Pool shall be increased to the extent necessary to ensure that the Common Shares in the Option Pool represent 2% of Fully Diluted Share Capital as of the first anniversary of the Effective Date. The decision of the Board as to the adjustment, if any, required by the provisions of this Section 15 shall be final, binding and conclusive and may provide for the elimination of fractional Common Shares which might otherwise be subject to Options without payment therefor.

(c) If the Company merges or consolidates with a wholly-owned subsidiary for the purpose of reincorporating itself under the laws of another jurisdiction, the Optionees will be entitled to acquire shares of the stock of the reincorporated Company upon the same terms and conditions as were in effect immediately prior to such reincorporation (unless such reincorporation involves a change in the number of shares or the capitalization of the Company, in which case proportional adjustments shall be made as provided in Section 15(b)), and the Plan, unless otherwise rescinded by the Board, will remain the Plan of the reincorporated Company.

(d) Subject to the Option Agreements, unless otherwise determined by the Board in its sole discretion and except as otherwise provided in Section 15(c) of the Plan, if while unexercised Options remain outstanding under the Plan (i) there takes place a Change in Control (as hereinafter defined), or (ii) in other circumstances in which the Board in its sole and absolute discretion deems it appropriate for the provisions of this paragraph to apply, then the Board may, at its option and in its sole and absolute discretion and without the consent of any Optionee, take any one or more of the following actions with respect to outstanding Options: (a) accelerate the vesting of any outstanding Options, (b) cancel any Options in exchange for cash and/or the same consideration, if any, the Optionee would have received in connection with such event had the Option been exercised (to the extent it has not been previously exercised or forfeited) and no disposition of the shares so acquired upon such exercise had been made prior to such event, less the Exercise Price payable upon exercise thereof, (c) provide notice to an

Optionee that upon such Change in Control or other event all Options granted to such Optionee and not theretofore exercised shall terminate and be void, in which event the Optionee shall have the right to exercise all Options then currently exercisable in accordance with the terms of the applicable Option Agreement within two (2) days after the date of such notice, and/or (d) any such other or further action as may be determined to be appropriate by the Board, in its sole discretion; provided that in the case of each of clauses (b) through (e), the Optionee’s economic interests are preserved. Upon receipt of any consideration referred to above by the Optionee, the Option shall immediately terminate and be of no further force and effect, including with respect to the vested and unvested portion thereof. The value of the stock or other consideration the Optionee would have received if the Option had been exercised shall be determined in good faith by the Board. The Option Agreement may provide that in the case of any such merger, consolidation, liquidation, sale, disposition, Change in Control or other circumstance, the Board shall accelerate the vesting of any Option.

(e) A “Change in Control” means any Person, or Persons together acting in concert (as such term is defined in the City Code on Takeovers and Mergers (as amended from time to time) (the “Takeover Code”) published by the Panel on Takeovers and Mergers in the United Kingdom (the “Panel”) and as construed by the Panel from time to time, notwithstanding that the Takeover Code does not apply to any such Person), obtaining 50% or more of the voting rights normally attributable to the equity share capital of another Person whether obtained by way of acquisition, merger, share offering or other agreement or document or otherwise obtaining the power (howsoever achieved) to direct or cause the direction of the management and policies of another Person.

(f) Upon dissolution or liquidation of the Company, the Option shall terminate, but the Optionee shall have the right, immediately prior to such dissolution or liquidation, to purchase Common Shares pursuant to the Option to the extent such Option is then vested.

(g) No fraction of a Common Share shall be purchasable or deliverable upon the exercise of an Option, but in the event any adjustment hereunder of the number of shares covered by the Option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

(h) Except as expressly provided herein, the issue by the Company of Common Shares, or other securities of any class or series, or securities convertible into or exchangeable or exercisable for Common Shares or other securities of any class or series, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of Common Shares then subject to outstanding Options.

16.     DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

“Additional Closing” means one or more additional issuances of Common Shares and/or Preference Shares that occur after the Issue Date in connection with the offer and sale of Common Shares and Preference Shares by the Company, as contemplated by the Company’s Confidential Private Placement Memorandum, dated April 8, 2015, as supplemented by the Supplement to the Confidential Private Placement Memorandum, dated May 16, 2015, as supplemented by the Second Supplement to the Confidential Private Placement Memorandum, dated May 28, 2015, and as may be further supplemented or amended from time to time, related to such offer and sale.

“Additional Warrants” shall have the meaning given to such term in the Agreement Relating to Additional Warrants.

“Agreement Relating to Additional Warrants” means the agreement relating to Additional Warrants entered into among the Company, the Founders, Richard Brindle and Neil McConachie on the Issue Date.

“Board” means the Board of Directors of the Company or any duly authorized committee thereof.

“Cause” means (i) fraud, embezzlement or similar conduct or any conduct causing material harm to the Group’s reputation; (ii) a material breach of any fiduciary duty owed to any member of the Group; (iii) personal dishonesty, incompetence, willful misconduct, gross negligence or breach of fiduciary duty in the performance of the individual’s duties; (iv) refusal to comply with a lawful directive or policy of the board of directors of a member of the Group or a violation of a Group policy; (v) a material breach of the employment agreement or any policy or other written agreement of or with a member of the Group; (vi) refusal or failure to perform the individual’s duties and responsibilities, including persistent neglect of duty or absence; (vii) the indictment for, or conviction of, or entering a plea of guilty or nolo contendere in respect of, (or any applicable equivalent thereof) to a crime constituting a felony (or a crime or offense of equivalent magnitude in any jurisdiction) or any misdemeanor involving moral dishonesty or moral turpitude or any other willful violation of any other law, rule or regulation (other than minor traffic violations or violations outside the course of employment in no way adversely affecting the Group or his or her ability to perform his or her employment-related duties); or (viii) repeated performance of the individual’s duties under the influence of alcohol or controlled substances.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Shares” shall have the meaning set forth in the Shareholders’ Agreement.

“DER” shall mean a right awarded under Section 3 of the Plan to receive (or have credited) the equivalent value (in cash) of dividends paid on Common Shares.

“Disability” shall mean the cessation of employment or other service due to the Optionee’s injury, illness or disability.

“Effective Date” shall have the meaning set forth in the Shareholders’ Agreement.

“Exchange Act” means the Securities and Exchange Act of 1934 and the rules, regulations and interpretations thereunder, in each case as amended from time to time, or any successor thereto.

“Fair Market Value” (i) on or after the Qualifying IPO Date, shall be determined by reference to closing sales prices on the securities exchange(s) on which the Common Shares are listed or on the securities quotation system(s) on which the Common Shares are quoted (or, if the Common Shares are not listed on a securities exchange or quoted on a securities quotation system but are traded on in the over-the-counter market, the mean of the bid and asked quotations for the Common Shares in such over-the counter market), in each case as volume-weighted average of the last five trading days immediately preceding the date on which Fair Market Value is required to be calculated and (ii) if a Common Share is not traded, or if the volume weighted average price for the Common Shares is unavailable for the applicable period, the fair market value per Common Share as determined by the Board..

“Founder Investor Warrants” means (a) the warrants to purchase Common Shares originally issued by the Company to the Founders on the Issue Date and (b) any warrants issued by the Company after the Issue Date, the terms of which are intended to be substantially identical to such warrants (save as to the number of Common Shares in relation thereto, the issue date and as otherwise provided in the Agreement Relating to Additional Warrants).

“Founders” means, collectively, Crestview FIHL Holdings, L.P, Crestview FIHL TE Holdings, Ltd., CVC Falcon Holdings Limited and Pine Brook Feal Intermediate, L.P.

“Founding Investors” shall have the meaning set forth in the Shareholders’ Agreement.

“Fully Diluted Share Capital” shall have the meaning set forth in the Shareholders’ Agreement.

“Future Management Warrants” shall have the meaning given to such term in the Agreement Relating to Additional Warrants.

“Future Ratchet Warrants” shall have the meaning given to such term in the Agreement Relating to Additional Warrants.

“Group” means the Company or any of its Subsidiaries or Subsidiary undertakings.

“Holder” means any holder of Optionee Securities (including the Optionee and the Optionee’s permitted transferees).

“IPO” shall have the meaning set forth in the Shareholders’ Agreement.

“Issue Date” means June 9, 2015.

“Lock-Up End Date” means the date that the management lock-up agreed to in connection with any Qualifying IPO underwriting agreement expires.

“Management Basic Warrants” means warrants issued by the Company to certain management of the Company on the Issue Date.

“Optionee” means any person to whom an Option has been granted under the Plan pursuant to an Option Agreement.

“Optionee Securities” means (a) all Common Shares, if any, acquired by an Optionee (whether before or after the date hereof), (b) all vested Options, if any, held by an Optionee, and (c) all securities of the Company issued or issuable with respect to the securities referred to in clauses (a) and (b) above by way of a stock split, stock dividend, plan of recapitalization, reorganization, or other like action. Optionee Securities will continue to be Optionee Securities in the hands of any Holder other than an Optionee (excluding the Company, its Subsidiaries, the Investor and any transferees in a public offering or a sale of the Company).

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or governmental or regulatory entities, department, agency or authority.

“Preference Shares” means preference shares, par value $0.01 per preference share, of the Company. The term “Preference Shares” shall also include any Preference Shares now or hereafter issued, and any securities issued with respect to such shares, including pursuant to a share dividend, share split, reclassification, recapitalization or pursuant to an exchange (including a merger or amalgamation).

“Qualifying IPO Date” means the first closing date of a firm commitment underwritten public offering of Common Shares (including Common Shares newly issued by the Company and Common Shares sold by shareholders of the Company) (and/or any shares into which the Common Shares are converted, substituted or exchanged) for cash pursuant, if applicable, to a registration statement or registration statements and/or a prospectus or prospectuses (i) pursuant to which there is established a listing of the Common Shares on a United States national securities exchange, the London Stock Exchange or such other securities exchange as determined by the Board, and (ii) with aggregate gross proceeds of at least $150,000,000, and “Qualifying IPO” shall be interpreted accordingly.

“Ratchet Warrants” means certain ratchet warrants issued on the Issue Date by the Company to certain members of the management team of the Company.

“Securities Act” means the Securities Act of 1933 and the rules, regulations and interpretations thereunder, in each case as amended from time to time, or any successor thereto.

“Shareholders’ Agreement” means that certain Common Shareholders’ Agreement, dated June 9, 2015, by and among, the Company and the shareholders of Common Shares of the Company.

“Subsidiary” means a corporation or other business organization of which the Company owns, directly or indirectly through an unbroken chain of ownership, fifty percent (50%) or more of the total combined voting power of all classes of stock, partnership interests or other equity interests.

“Voting Securities” means all outstanding securities of the Company entitled to vote in the election of directors of the Company.

17.     AMENDMENT OR TERMINATION OF PLAN

Unless this Plan shall theretofore have been terminated, the Plan shall terminate on December 31, 2019 and no Option may be granted under the Plan thereafter. The Board may, in its sole and absolute discretion, modify, revise, suspend or terminate the Plan at any time and from time to time. Notwithstanding any other provision of this Section 17, no amendment shall adversely affect an outstanding Option, and no termination shall terminate outstanding Options, without the consent of the holder of such Options; provided, however, that the Company may amend the Plan without the consent of the Optionee or any other Person if the Company determines in its sole discretion, that the amendment is necessary to comply with Section 409A of the Code or other applicable law or regulation.

18.     GRANTS TO RESIDENTS OF CERTAIN JURISDICTIONS

(a) Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws of countries of any particular jurisdiction in which the Company and its Subsidiaries operate or in which an Optionee resides, the Committee, in its sole discretion, shall have the power and authority to:

(i) establish one or more sub-plans to the extent the establishment of such sub-plans may be necessary or advisable in order to comply with applicable local law; provided, however, that no such sub-plans shall increase the share limitations contained in Section 3 hereof or otherwise require shareholder approval;

(ii) whether by the establishment of sub-plans, the modification of Option Agreements or otherwise, modify the terms and conditions of any Option (or DER) to comply with applicable local law (including, with respect to any eligible officers, directors and key employees of the Company or its Affiliates who are subject to the Code, Sections 409A and 457A of the Code); and

(iii) take any action, before or after an Option is granted, that the Committee deems necessary or advisable in order to obtain applicable or advisable governmental approval or to comply with any applicable or advisable governmental regulatory exemptions.

(b) Solely with respect to any eligible officers, directors and key employees of the Company or its Affiliates who are subject to the Code, the Plan is intended to grant non-qualified options that are not deferred compensation within the meaning of Sections 409A and 457A of the Code or that otherwise comply with the provisions of Sections 409A and 457A of the Code, and it shall be interpreted and administered consistent with this intent. In the event that, after the issuance of an Option under the Plan, Sections 409A and 457A of the Code or regulations thereunder are issued or amended, or the Internal Revenue Service or Treasury Department issues additional guidance interpreting Sections 409A and 457A of the Code or if for any other reason it is determined by the Committee that a previously granted Option may not comply with Sections 409A and 457A of the Code or regulations thereunder, the Committee may modify the terms of any such previously issued Option to the extent the Committee determines that such modification is necessary to comply with the requirements of Sections 409A and 457A of the Code.

(c) Without limiting the generality of the foregoing, the Committee is specifically authorized to (1) adopt rules, procedures, Option Agreements, and sub-plans with provisions that limit or modify (i) rights on eligibility to receive an Option under the Plan or upon an Optionee’s termination of employment or service, (ii) available methods of exercise or settlement of an Option, (iii) payment of taxes and satisfaction of applicable tax liabilities, (iv) the shifting of employer tax liability to the Optionee, (v) withholding procedures and (vi) the handling of any certificates (if certificated) representing Common Shares or other indicia of ownership which may vary with applicable local law and (2) grant stock appreciation rights in lieu of Options. The Committee may also adopt sub-plans to the Plan intended to allow the Company to grant tax-qualified or tax-favored Options in a particular jurisdiction.

(d) The English language versions of the Plan and all Option Agreements shall be the authoritative versions. If the Plan or any Option Agreement is translated into another language, in interpreting any term or provision of the Plan or any Option Agreement, the English language version shall take precedence.

19.     WITHHOLDING TAXES

(a) Each Optionee shall indemnify or reimburse the Company with respect to any federal, state, local or non-U.S. taxes of any kind that the Company or any Subsidiary is required by law to withhold with respect to any grant, vesting, exercise or disposition of any Option, to the extent the Company or any Subsidiary cannot withhold such amount. Without limiting the generality of the foregoing, the Company and its Subsidiaries, to the extent permitted or required by law, shall have the right to deduct from any payment(s) of any kind (including salary or bonus) otherwise due to an Optionee, a total amount not to exceed the amount of any federal, state, local or non-U.S taxes of any kind required by law to be withheld with respect to any grant, vesting, exercise or disposition of any option.

(b) Each Optionee shall be permitted to have the Company or any Subsidiary satisfy its withholding obligation as specified above by a reduction of the Common Shares to be issued upon exercise of the Option; provided, however, that, other than with respect to Optionees that are U.S. taxpayers, the Committee may suspend or eliminate the rights of Optionees under this Section 19(b) if the Committee by resolution determines in good faith that such rights will call cause liquidity issues for the Company.

20.     GOVERNING LAW; CONSTRUCTION

The Plan, the Options and any Option Agreement hereunder and all related matters shall be governed by, and construed in accordance with, the laws of Bermuda, without regard to conflict of law provisions.

Neither the Plan nor any Option Agreement shall be construed or interpreted with any presumption against the Company by reason of the Company caused the Plan or Option Agreement to be drafted.

21. EFFECTIVE DATE OF THE PLAN

The Plan shall become effective and shall be deemed to have been adopted as of June 9, 2015.

EXHIBIT A

to 2015 Non-Qualified Share Option Plan

FIDELIS INSURANCE HOLDINGS LIMITED

Non-Qualified Share Option Agreement

Option Agreement No.

Subject to the terms and conditions set forth herein and the terms and conditions of the Fidelis Insurance Holdings Limited 2015 Non-Qualified Share Option Plan (the “Plan”) (with capitalized terms used but not defined herein having the meanings given to them in the Plan), Fidelis Insurance Holdings Limited, a Bermuda exempted company (the “Company” which term shall include, unless the context otherwise clearly requires, all Subsidiaries (as defined in the Plan) of the Company), hereby grants the following option to purchase shares in the capital of the Company designated as Common Shares, par value of $0.01 per share to the Optionee, and the Optionee hereby accepts such grant and agrees to be bound by the terms and conditions hereinafter set forth:

1.	Name of Person to Whom the Option is Granted (the “Optionee”):

2.	Date of Grant of Option:

3.	An Option to acquire a total of ( ) Common Shares

Of the above total:              of the Common Shares shall be Time Vested Options; and

                      of the Common Shares shall be Performance Vested Options.

The number of Performance Vested Options reflect the number of Common Shares that would vest at the “target-level” of performance and does not reflect the total number of Common Shares that may vest under Schedule 1-B.

4.	Option Exercise Price (per Common Share): NIL.

5.	Term of Option:	Subject to earlier termination under Section 10 below, this Option expires at 5:00 p.m. local [●] time on .

6.	Vesting/Exercise Schedule:

Subject to the provisions of Section 10 below, this Option shall vest and become exercisable with respect to the number of Common Shares upon the passage of certain time (“Time Vested Options”) and/or attainment of performance goals (“Performance Vested Options”), as shown on Schedule I attached hereto and incorporated herein.

7. Grant. The Company hereby grants to the Optionee a share option (the “Option”) to purchase from the Company the number of Common Shares set forth in Section 3 on the first page of this Option, upon the terms and conditions set forth in the Plan and upon the additional terms and conditions contained herein. This Option is a non-qualified stock option and is not intended to qualify as an “incentive stock option” pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

8. Option Price. To the extent vested, this Option may be exercised at the exercise price per Common Share set forth in Section 4 on the first page hereof, subject to adjustment as provided herein and in the Plan.

9. DER. A DER is granted in connection with this Option, consisting of the right to receive cash in an amount equal to the dividend distributions paid on the number of Common Shares set forth on Section 3 on the first page of this Option. The Optionee shall only receive payment with respect to an Option (i) to the extent the Option remains outstanding and exercisable and (ii) only with respect that portion of the Option that has not yet been exercised. The DER’s will be accumulated until the Options are exercised (provided that if the Performance Vested Options vest at a level of performance in excess of target, at the time of vesting the value of previously accumulated DERs with respect to the Performance Vested Options will increase by the fraction where the numerator is the total number of Performance Vested Options which vested and the denominator is the total number of Performance Vested Options which would have vested if performance conditions were achieved at target level (and thereafter, until the time of exercise, DER payments will accumulate on all Performance Vested Options (including the Excess Common Shares))), at which point the applicable cash payment will be made to the Optionee.

10. Term and Exercisability of Option.

(a) This Option shall expire on the earlier of (a) the date determined pursuant to Section 5 on the first page of this Option and (b) the date determined pursuant to Sections 11 and 15(d) of the Plan, and shall be exercisable in accordance with and subject to the terms and conditions set forth in the Plan (including but not limited to Section 11 of the Plan) and those terms and conditions, if any, set forth in Section 6 on the first page of this Option. Notwithstanding anything to the contrary contained herein (other than as set forth in Section 11(b) of the Plan and Schedule I), vesting shall cease immediately upon termination of employment or other engagement for any reason, and any portion of this Option that has not vested on or prior to the date of such termination is forfeited on such date. If the Optionee dies before this Option has been exercised in full, the personal representative of the Optionee may exercise this Option in accordance with the Plan.

(b) Upon the earlier of (i) termination of the Optionee’s employment without Cause following a Change in Control or (ii) the date which is 12 months following a Change in Control, provided that the Optionee remains employed by the Company or its successor on such date, all Time Vested Options shall immediately vest and be exercisable (for the avoidance of doubt, to the extent not already vested, the vesting shall be accelerated). In the event of a Change in Control all Performance Vested Options shall vest and be exercisable if the applicable performance goals are satisfied in connection with the Change in Control (as set forth on Schedule I). Any unvested Performance Vested Options that do not vest pursuant to this Section 10(b) shall be forfeited to the Company, and neither the Optionee nor the successors, heirs, assigns, transferees or personal representatives of any of them, will thereafter have any further rights or interests in such unvested Performance Vested Options. Notwithstanding the foregoing, the Board may, in its sole discretion, upon or in connection with the events described in clauses (i) or (ii) above, provide for the full and immediate vesting of all or a portion of the Performance Vested Options.

11. Repurchase Rights. If an Optionee’s employment with the Company and its Subsidiaries is terminated by the Company for Cause, any Common Shares held by Optionee as a result of previous exercise of an Option (the “Option Shares”) shall, at the sole and absolute discretion of the Company (but without any obligation on the Company to do so) upon notice to the Optionee, be repurchased by the Company at the lower of (A) Fair Market Value or (B) the Option Exercise Price set forth in Section 4 above. In either case of (A) or (B) above, such repurchase price will be (i) reduced by the cumulative cash dividends paid in respect of the Option Shares up to the date of repurchase and (ii) increased by the amount of taxation incurred by the Optionee in respect of exercise of the corresponding Option(s).

12. Section 280G. Notwithstanding anything contained in the Plan or this Option Agreement to the contrary (i) to the extent that any of the payments and benefits provided for under the Plan, this Option Agreement or any other agreement or arrangement (including payments contingent upon the occurrence of a Change in Control) between the Company or any of its Subsidiaries and Optionee (collectively, the “Payments”) would constitute a “parachute payment” within the meaning of Section 280G of the Code, then the Company and its Subsidiaries shall each use commercially reasonable efforts to obtain the shareholder consent required to approve of such Payment to preclude such Payment from being subject to the excise tax imposed pursuant to Section 4999 of the Code (the “Excise Tax”); provided, however, that in such event the Optionee shall reasonably cooperate with the Company and shall take all actions and execute such documents and instruments as shall be reasonably necessary to accomplish such preclusion of the Excise Tax. In the event that (a) the shareholder consent is not obtained or (b) the Optionee does not take the actions set forth in the proviso to the foregoing sentence, the amount of the Payments shall be reduced to the amount that would result in no portion of the Payments being subject to the Excise Tax.

13. Method of Exercise. To the extent that the right to purchase Common Shares has vested hereunder, this Option may be exercised from time to time by written notice to the Company substantially in the form attached hereto as Exhibit A, stating the number of Common Shares with respect to which this Option is being exercised, and accompanied by (a) payment in full of the Exercise Payment for the number of Common Shares to be delivered, by means of payment acceptable to the Company in accordance with Section 9 and Section 19 of the Plan and (b) an executed Joinder Agreement and a Spousal Consent, if applicable, pursuant to Section 19 of this Option. Notwithstanding the foregoing, subject to the Committee’s consent, Optionee may elect to pay the Exercise Payment hereunder by net settlement, whereby Optionee shall receive upon exercise such number of Common Shares equal to (x) the number of Options being exercised less (y) the number of Common Shares with a Fair Market Value equal to the sum of the Exercise Payment. Subject to the Plan and to Section 16 hereof, as soon as practicable after its receipt of such items, the Company shall deliver to the Optionee (or other person entitled to receive the Common Shares issuable upon exercise of this Option), at the principal executive offices of the Company or such other place as may be mutually acceptable, a certificate or certificates for such shares out of theretofore authorized but unissued shares or reacquired Common Shares (if certificated) or a certified copy of the register of shareholders, as the Company may elect; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of law. If the Optionee (or other person entitled to exercise this Option) fails to pay for and accept delivery of all of the shares specified in such notice upon tender of delivery thereof, his or her right to exercise this Option with respect to such shares not paid for may be terminated by the Company.

14. Forfeiture; Restrictions on Exercise. In addition to the restrictions set forth herein, this Option is subject to forfeiture upon the occurrence of the events specified in Sections 11 and 15 of the Plan. The Common Shares issued upon the exercise of this Option will be subject to further restrictions set forth in the Shareholders’ Agreement.

15. Nonassignability of Option Rights. This Option shall not be assignable or transferable by the Optionee except by will or by the laws of descent and distribution. During the life of the Optionee, this Option shall be exercisable only by Optionee or, in the event of Optionee’s legal incapacity, by Optionee’s legal representative.

16. Compliance with Securities laws. The Company shall not be obligated to sell or issue any Common Shares or other securities pursuant to the exercise of this Option unless the Common Shares or other securities with respect to which this Option is being exercised are at that time effectively registered or exempt from registration under all applicable securities laws of any applicable jurisdiction. In the event shares or other securities shall be issued which shall not be so registered, the Optionee hereby represents, warrants and agrees that he or she will receive such shares or other securities for investment and not with a view to their resale or distribution, and will execute an appropriate investment letter and make such other representations and warranties satisfactory to the Company and its counsel as a condition precedent to any exercise of this Option in whole or in part. The Optionee represents and warrants that either (i) the Optionee is not a U.S. person (as such term is defined in Regulation S under the Securities Act “”or a person within the United States, none of the Options or related Common Shares are being or will be acquired, directly or indirectly, for the account or benefit of a U.S. person or a Person within the United States, Optionee was not offered any of the Options and Common Shares in the United States, Optionee did not execute or deliver any agreement in connection herewith in the United States, and Optionee is aware that the Options and Common Shares have not been and will not be registered under the Securities Act or the securities laws of any state of the United States and that the Options and Common Shares may not be offered or sold in the United States without registration under the Securities Act or except in compliance with the requirements of an exemption from registration, or (ii) in the event the Plan does not satisfy the requirements of Rule 701 of the Securities Act of 1933, the Optionee is an “accredited investor” (as such term is defined in Regulation D under the Securities Act), and Optionee is aware that the Options and Common Shares have not been and will not be registered under the Securities Act or the securities laws of any state of the United States and that the Options and Common Shares may not be offered or sold in the United States without registration under the Securities Act or except in compliance with the requirements of an exemption from registration.

17. Legends. The Optionee hereby acknowledges that, if certificated, the stock certificate or certificates evidencing Common Shares or other securities issued pursuant to any exercise of this Option will bear a legend setting forth the restrictions on their transferability described in Section 15 hereof, in Section 12 of the Plan, and under any applicable agreements between the Optionee and the Company or any of its shareholders.

18. Rights as Shareholder. Except as provided in Section 3(b) of the Plan, the Optionee shall have no rights as a shareholder with respect to any Common Shares or other securities covered by this Option until the date of issuance of a certificate to him or her for such shares or other securities (if certificated). Except as provided in Section 15 of the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such certificate is issued (if certificated) or the date on which the Company updates the register of Shareholders reflecting such issuance.

19. Certain Agreements. The Optionee hereby agrees to be bound by the terms and conditions of the Common Shareholders’ Agreement dated June 9, 2015 as amended or modified from time to time, among the Company and the other persons named therein (the “Shareholders’ Agreement”). The Optionee hereby further acknowledges and agrees that the Option and the Common Shares issuable upon exercise of the Option are and shall be subject to the terms and provisions of the Shareholders’ Agreement; provided, however, that, in case of any conflict between this Option Agreement and the Shareholders’ Agreement, this Option Agreement shall control. Upon the Optionee’s exercise of the Option in accordance with Section 13 hereof, the Optionee agrees to execute a Joinder Agreement to the Shareholders’ Agreement in the form as determined by the Committee in its sole discretion and agrees to have his or her spouse, if applicable, execute a spousal consent by which Optionee’s spouse acknowledges and consents to the restrictions set forth in such Shareholders’ Agreement (the “Spousal Consent”).

20. Withholding Taxes. The Optionee hereby agrees, as a condition to the exercise of any portion of this Option, to provide to the Company an amount sufficient to satisfy its obligation to withhold any U.S. federal, state, local and non-U.S. taxes arising by reason of such exercise (the “Withholding Amount”) by (a) authorizing the Company to withhold the Withholding Amount from his or her cash compensation, (b) remitting the Withholding Amount to the Company in cash, or (c) means of payment acceptable to the Company in accordance with Section 9 and Section 19 of the Plan and Section 13 hereof; provided, however, that to the extent that the Withholding Amount is not provided by one or a combination of such methods, the Company in its sole and absolute discretion may refuse to issue such Common Shares.

21. Effect Upon Employment. Nothing in this Option or the Plan shall be construed to impose any obligation upon the Company or any Subsidiary to employ or retain in its employ, or continue its involvement with, the Optionee or interfere in any way with any right of the Company or any of its Subsidiaries or affiliates to terminate such employment at any time for any reason whatsoever (whether for Cause or without Cause) without liability to the Company or any of its Subsidiaries or affiliates.

22. Time for Acceptance. This Option shall be effective as of the date an executed copy is delivered by the Company to the Optionee, provided, however, that unless the Optionee shall return to the Company an executed copy of this Option Agreement, and, if applicable, an executed spousal consent in the form attached hereto as Exhibit B, within fourteen (14) days after its delivery to him or her, the Option and this Option Agreement shall be null and void. Notwithstanding the foregoing, to the extent an Option Agreement is delivered electronically, the Option shall be effective as of the date and in such manner as set forth on the portal which provides the number of Common Shares subject to the Option.

23. General Provisions.

(a) Amendment. This Option Agreement, including the Plan, contains the full and complete understanding and agreement of the parties hereto as to the subject matter hereof, and except as permitted under the terms of the Plan, this Option Agreement may not be modified or amended, nor may any provision hereof be waived, except by a further written agreement duly signed by the Company and Optionee. The waiver by either of the parties hereto of any provision hereof in any instance shall not operate as a waiver or any other provision hereof or in any other instance.

(b) Binding Effect. This Option Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent provided herein and in the Plan, their respective heirs, executors, administrators, representatives, successors and assigns.

(c) Option Plan; Construction. The Optionee hereby acknowledges receipt of a copy of the Plan. Except as otherwise provided in this Option Agreement, all of the terms and conditions of the Plan are incorporated herein by reference and this Option is subject to such terms and conditions in all respects. In case of any conflict between the Plan and this Option Agreement, this Option Agreement shall control. The titles of the sections of this Option Agreement and of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires.

(d) Exclusive Agreement. The Optionee hereby acknowledges and agrees that by signing this Option Agreement, the Optionee voluntarily and irrevocably forfeits any and all rights, title, and interests the Optionee has or may have had in, to and under (a) any option agreement, option letter, or other similar document pursuant to which the Company (or any Subsidiary or affiliate thereof) may have previously granted, or offered to grant, options in the Company (or any Subsidiary or affiliate thereof) to the Optionee and (b) any oral or written commitment or promise regarding options that the Company (or any Subsidiary or affiliate thereof) may have made to the Optionee, except as to any options that have been previously exercised and paid for by the Optionee.

(e) Governing Law. This Option Agreement shall be governed by and construed and enforced in accordance with the applicable laws of Bermuda (without regard to conflict of law principles) except to the extent the laws of any other jurisdiction are mandatorily applicable.

(f) Notices. Any notice in connection with this Option Agreement shall be deemed to have been properly delivered if it is in writing and is delivered in hand, by reputable overnight delivery service or sent by registered or certified mail, return receipt requested, to the party addressed as follows, unless another address has been substituted by notice so given:

To the Optionee:	To his or her address as listed on the books of the Company.

To the Company:	Fidelis Insurance Holdings Limited
c/o
[Address]

Attn:

with a copy to:

Notwithstanding the foregoing, to the extent this Option Agreement is delivered electronically, any notice in connection with this Option Agreement shall be delivered as set forth in such electronic communication.

IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date first written above.

OPTIONEE:	FIDELIS INSURANCE HOLDINGS LIMITED

By:
[Name]
Name:

Title:

Address:

FIDELIS INSURANCE HOLDINGS LIMITED

SCHEDULE I-A

Time Option Vesting Schedule1

[Insert: [2/3]/[2/5] of total Common Shares subject to the Option] Common Shares subject to this Option (the “Time Option Shares”) shall vest and be exercisable according to the following vesting schedule:

One hundred percent (100%) of the Time Option Shares shall vest and be exercisable on the 3rd anniversary of [●].

[1]	For 2016 Grants

FIDELIS INSURANCE HOLDINGS LIMITED

SCHEDULE I-B

Performance Option Vesting Schedule2

[Insert: [1/3]/[3/5] of total Common Shares subject to the Option] Common Shares subject to this Option (the “Performance Option Shares”) shall vest and be exercisable upon the achievement of the goals set forth below. If the Company does not achieve its goals as set forth below, then the portion of the Options subject to the unmet goals will not vest and will not be exercisable by Optionee at any time.

3 –Year Average Return On Equity	Vesting Percentage
6% or less	0%
9%	50%
12% (target performance level)	100%
16%	200%

In the event the 3-year Average Return on Equity falls between 6% and 9%, 9 and 12% or 12% and 16%, the Vesting Percentage shall be determined using straight line linear interpolation between 0% and 50%, 50% and 100% and 100% and 200%, respectively.

“Performance Period” means the 2016, 2017 and 2018 fiscal years of the Company; provided, in the event of a Change in Control, the Performance Period shall end on the date of the Change in Control.

“Return on Equity” means growth in Fully Diluted Book Value per Common Share (as defined in the Management Basic Warrants), plus dividends.

“3-Year Average Return on Equity” means the average of the Return on Equity for the 2016, 2017 and 2018 fiscal years; provided that in the event of a Change in Control, the “3-Year Average Return on Equity” shall equal the average Return on Equity during the entirety of the Performance Period measured as the number of full and partial (based on a number of elapsed days) years of the revised Performance Period (e.g., if the Change in Control occurs on July 1, 2017, the “3-Year Average Return on Equity” shall be equal to the Return on Equity for 2016 and for January 1, 2017 through July 1, 2017 divided by approximately 1.5).

[2]	For 2016 Grants

EXHIBIT A

(to Share Option Agreement)

FORM FOR EXERCISE OF SHARE OPTION

Fidelis Insurance Holdings Limited

c/o

RE:	Exercise of Option under Fidelis Insurance Holdings Limited
2015 Non-Qualified Share Option Plan (the “Plan”)

Ladies and Gentlemen:

Please take notice that the undersigned hereby elects to exercise the stock option granted to                on                by and to the extent of purchasing                      Common Shares, par value $0.01 per share, of Fidelis Insurance Holdings Limited (the “Company”), subject to the terms and conditions of the Share Option Agreement between                      and the Company dated as of                      (the “Option Agreement”). The Option granted pursuant to the Option Agreement shall be a nil-cost Option. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Plan.

☐  The undersigned encloses herewith payment, in cash or as is permitted under the Plan, of the Exercise Payment for said Shares.

☐  The undersigned hereby elect to exercise the Option in the form of a net settlement (as contemplated by Section 13 of the Option Agreement).

In connection with the exercise of the Option, the undersigned represents to the Company as follows:

(a) The undersigned is acquiring the Common Shares solely for investment purposes, with no present intention of distributing or reselling any of the Common Shares or any interest therein. The undersigned acknowledges that the Common Shares have not been registered under the Securities Act or the applicable securities laws of any other jurisdiction. The undersigned represents and warrants that either (i) the undersigned is not a U.S. person (as such term is defined in Regulation S under the Securities Act or a person within the United States, none of the Options or related Common Shares are being or will be acquired, directly or indirectly, for the account or benefit of a U.S. person or a Person within the United States, undersigned was not offered any of the Options and Common Shares in the United States, undersigned did not execute or deliver any agreement in connection herewith in the United States, and undersigned is aware that the Options and Common Shares have not been and will not be registered under the Securities Act or the securities laws of any state of the United States and that the Options and Common Shares may not be offered or sold in the United States without registration under the Securities Act or except in compliance with the requirements of an exemption from registration, or (ii) in the event the Plan does not satisfy the requirements of Rule 701 of the Securities Act of 1933, the undersigned is an “accredited investor” (as such term is defined in Regulation D under the Securities Act), and undersigned is aware that the Options and Common Shares have not been and will not be registered under the Securities Act or the securities laws of any state of the United States and that the Options and Common Shares may not be offered or sold in the United States without registration under the Securities Act or except in compliance with the requirements of an exemption from registration.

(b) The undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Common Shares.

(c) The undersigned understands that the Common Shares are a “restricted security” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the undersigned must hold the Common Share indefinitely unless it is registered with the U.S. Securities and Exchange Commission and qualified by state authorities, or unless an exemption from such registration and qualification requirements is available. The undersigned acknowledges that the Company has no obligation to register or qualify the Common Shares for resale. The undersigned further acknowledges that if an exemption from securities registration in the undersigned’s jurisdiction or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Common Shares, and requirements relating to the Company which are outside of the undersigned’s control, and which the Company is under no obligation to and may not be able to satisfy.

(d) The undersigned understands that there is no public market for the Common Shares, that no market may ever develop for the Common Shares, and that the Common Shares have not been approved or disapproved by the U.S. Securities and Exchange Commission or any other non-U.S., federal, state or other governmental agency.

(e) The undersigned understands that the Common Shares are subject to certain restrictions on transfer set forth in the Plan. Both the Plan and the Option Agreement are incorporated herein by reference.

(f) The undersigned understands that any Common Shares purchased hereunder shall be subject to the Shareholders’ Agreement of the Company as it may be amended from time to time (“Shareholders’ Agreement”), a copy of which has been provided to the undersigned, and that it is a condition to the exercise of the Option that the undersigned executes a signature page of the Shareholders’ Agreement, agreeing to be bound thereby and that the undersigned’s spouse, if applicable, signs the Spousal Consent. The undersigned and his or her spouse has had a full and fair opportunity to review the Shareholders’ Agreement prior to exercising the Option.

Very truly yours,

(Signed by or other party duly exercising option)

Date

Note: If Options are being exercised on behalf of a deceased Optionee, then this Notice must be signed by such Optionee’s personal representative and must be accompanied by a certificate issued by an appropriate authority evidencing that the individual signing this Notice has been duly appointed and is currently serving as the Optionee’s personal representative under applicable local law governing decedents’ estates.

EXHIBIT B

(to Share Option Agreement)

FORM OF SPOUSAL CONSENT

I acknowledge that I have read the foregoing Share Option Agreement and that I know its contents. I acknowledge and agree that capitalized terms used and not defined in this spousal consent shall have the meanings ascribed to such terms in the Share Option Agreement. I am aware that by the provisions of the Share Option Agreement, my spouse agrees, among other things, to the granting of rights to purchase and to the imposition of certain restrictions on the transfer of Optionee Securities, including my community interest therein (if any), which rights and restrictions may survive my spouse’s death. I hereby consent to such rights and restrictions, approve of the provisions of the Share Option Agreement, and agree that I will bequeath any interest which I may have in said Optionee Securities or any of them, including my community interest, if any, or permit any such interest to be purchased, in a manner consistent with the provisions of the Share Option Agreement. I direct that any residuary clause in my will not be deemed to apply to my community interest (if any) in such Optionee Securities except to the extent consistent with the provisions of the Share Option Agreement.

I further agree that in the event of a dissolution of the marriage between myself and my spouse, in connection with which I secure or am awarded any Optionee Securities or any interest therein through property settlement agreement or otherwise, (a) I will receive and hold said Optionee Securities subject to all the provisions and restrictions contained in the Share Option Agreement, including any option of the Company, the [Founding Investors] or other shareholder or optionholder to purchase such shares or interest from me, and (b) I hereby irrevocably constitute and appoint my spouse, as true and lawful attorney and proxy (the “Proxy”) of my Optionee Securities with full power of substitution, to vote (at any annual or special meeting or by written consent) such Optionee Securities which I would be entitled to vote as a shareholder, together with any and all Optionee Securities issued in replacement or in respect of such Optionee Securities by dividend, distribution, stock split, reorganization, recapitalization or otherwise.

I also acknowledge that I have been advised to obtain independent counsel to represent my interests with respect to this spousal consent.

Date:
Name of Spouse:

Name of Optionee: